December 23, 2019

United States Securities and Exchange Commission

100 F Street NE

Washington, DC  20549

Commissioners:

We have read Item 4.01 of Form 8‑K dated on November 15,  2019, of Jones Soda Co. and are in agreement with the statements contained therein concerning our firm.

/S/ PETERSON SULLIVAN LLP